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                                                                    EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                           ICARUS INTERNATIONAL, INC.

         Pursuant to the Maryland General Corporation Law, the incorporator set forth below does hereby file with the State Department of Assessments and Taxation of the State of Maryland (the "Department") the following Articles of
Incorporation:

                                    ARTICLE I

                                 CORPORATE NAME

         Name. The name of the corporation is ICARUS International, Inc. (hereinafter referred to as the "Corporation").

                                   ARTICLE II

                                    DURATION

         Duration. The period of duration of the existence of the Corporation is perpetual.

                                   ARTICLE III

                             PURPOSE; EFFECTIVE DATE

         Purpose and Effective Date. The purpose of the Corporation is to engage in the development, manufacture, licensing, distribution and sale within and without the State of Maryland, at wholesale or at retail, computer software and related hardware at such times and places and in such manner as may be permitted under the applicable laws of the United States, the State of Maryland and the several states; to engage in any other lawful activity or business for which a corporation may be incorporated under the Maryland General Corporation Law (the "MGCL"). The Corporation shall have all of the general powers of a corporation as provided by the MGCL. These Articles of Incorporation shall become effective upon the date that they are accepted by the Department for record.

                                   ARTICLE IV

                PRINCIPAL OFFICE; REGISTERED AGENT; INCORPORATORS

         Principal Office and Registered Agent. The address of the principal office of the Corporation in the State of Maryland is One Central Plaza, 11300 Rockville Pike, Rockville, Maryland 20852, until such time as the Board of Directors shall direct the establishment of a different principal office in compliance with the Corporation's Bylaws and applicable
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Maryland law. The name of the registered agent at such address is Herbert G.
Blecker, who is a resident citizen of the State of Maryland.

         Incorporator. The name of the incorporator is Herbert G. Blecker. Mr. Blecker's address is c/o ICARUS International, Inc., One Central Plaza, 11300 Rockville Pike, Rockville, Maryland 20852. Mr. Blecker is older than eighteen
(18) years of age and is hereby forming a corporation under the general laws of the State of Maryland.

                                    ARTICLE V

                                  CAPITAL STOCK

         Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 25,000,000, of which 20,000,000 shall be common stock, $0.01 par value per share (hereinafter the "Common Stock") and of which 5,000,000 shall be preferred stock, $0.01 par value per share (hereinafter the "Preferred Stock"). The aggregate par value of all the shares of all classes of the capital stock which the Corporation has the authority to issue is $250,000.00. The Board of Directors shall have the authority to establish series of unissued shares of any class of capital stock by fixing and determining the number, designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such number, designations, preferences, limitations and relative rights could be stated if fully set forth in these Articles of Incorporation. Except to the extent required by governing law, the shares of capital stock may be issued from time to time by resolution of the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which capital stock, unless otherwise stated herein or in any resolution relating to the Preferred Stock, shall constitute authorized but unissued shares and may then be issued by the Corporation as set forth herein.

         A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series (if any) of capital stock are as follows:

         A. Common Stock. Except as provided in this Article V (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the
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remaining assets of the Corporation after the payment or provision for payment of the Corporation's debts and liabilities and after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

         B.       Preferred Stock, Series A.

                  (a) Designation and Rank. The designation of the series of preferred stock authorized by these Articles of Incorporation shall be Preferred Stock, Series A (the "Series A Preferred Stock"). The Series A Preferred Stock shall be perpetual unless redeemed at the option of the Corporation pursuant to
Article V.B.(c) hereof. The Series A Preferred Stock shall consist of one hundred (100) shares, all of which shall be issuable solely in whole shares. The Series A Preferred Stock shall be junior to all outstanding indebtedness of the Corporation. The Series A Preferred Stock shall rank prior to the Corporation's Common Stock, and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Corporation expressly designated as ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series A Preferred Stock as to, among other things, dividend rights and/or rights upon liquidation, winding up or dissolution of the Corporation. The Series A Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by these Articles of Incorporation or otherwise, and shall be initially issued upon terms determined by the Board of Directors of the Corporation.

                  (b) Dividends. Holders of shares of Series A Preferred Stock shall not be entitled to receive dividends in any form, including, but not limited to, cash, Common Stock or other payment-in-kind.

                  (c) Redemption. The shares of the Series A Preferred Stock are non-redeemable.

                  (d) Voting Rights. The Series A Preferred Stock shall have no voting rights.

                  (e) No Sinking Fund. No sinking fund will be established for the retirement or redemption of shares of Series A Preferred Stock.

                  (f) Registration Rights. The holders of the Series A Preferred Stock have no right to request that the Series A Preferred Stock be registered for sale under the Securities Act of 1933, as amended, or any state securities act.


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                  (g)     Liquidation Preference.

                          (i)    Amount and Type of Liquidation Preference.
In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, an amount in cash equal to $1,000.00 for each share outstanding (the "Liquidation Preference"). If upon such voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, the net assets of the Corporation shall be insufficient to permit payment in full of the amounts required to be paid to the holders of the Series A Preferred Stock and to the holders of any class of stock or series thereof ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets, then a pro rata portion of the full amount required to be paid upon such dissolution, liquidation or winding up shall be paid to (A) the holders of Series A Preferred Stock and (B) the holders of any class of stock or series thereof ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets in proportion to the respective preferential amounts to which they are entitled (but only to the extent of such preferential amounts). Such pro rata portion shall be calculated upon the ratio that the total amount available for distribution to such holders bears to the total distribution required to be made on the Series A Preferred Stock and such Parity Stock. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

                          (ii)   No Dissolution.  Neither a change in control,
merger nor consolidation of the Corporation into or with any other company, nor the merger or consolidation of any other company into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article V.B.(g).

                          (iii)  Notice of Liquidation. Written notice of any
voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable, shall be given as set forth in Article V.B.(i) hereof, no less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the stock register of the Corporation.

                  (h) No Other Rights. The shares of Series A Preferred Stock are not entitled to any preferences, powers or rights (including but not limited to, preemptive rights to acquire any equity or debt securities of the Corporation) except as set forth in these Articles of Incorporation. The Board of Directors shall have the full authority to interpret and construe the terms and conditions and rights, privileges and limitations set forth herein and


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any such written interpretation or construction by the Board shall be final and binding upon the holders of the Series A Preferred Stock.

                  (i) Notices. Any notice required by the provisions of this
Article V.B. to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

                  (j) Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         C. Preferred Stock. The Board of Directors is hereby expressly authorized to provide, by resolution or resolutions, out of the unissued shares of Preferred Stock, for additional series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                  (a) The designation of such series, the number of shares to constitute such series and the stated value thereof;

                  (b) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (c) The dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                  (d) Whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (e) The amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;


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                  (f) Whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) The price or other consideration for which the shares of such series shall be issued;

                  (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of Preferred Stock;

                  (j) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                  (k) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                  (l) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

         Prior to the issuance of any shares of a series of capital stock established by resolution adopted by the Board of Directors, if such issuance is the first issuance of shares of such series since the resolution was adopted, the Corporation shall file with the Department for record articles supplementary as required by the MGCL. Upon the filing of such articles supplementary with the Department, the resolution establishing and designating the series
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and fixing and determining the preferences, limitations and relative rights thereof shall become an amendment of these Articles of Incorporation.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

         No Preemptive Rights. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right or otherwise, to subscribe for or purchase any part of any new or additional issue of equity or debt of any class or series whatsoever, of the Corporation, or of securities convertible into equity or debt of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

         Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The current number of directors of the Corporation is three (3). The names of the current members of the Board of Directors of the Corporation are: Herbert G. Blecker, Eunice E. Blecker and William F. Geritz III. The business address of each member of the Board of Directors of the Corporation is One Central Plaza, 11300 Rockville Pike, Rockville, Maryland 20852.

         Except as otherwise fixed pursuant to the provisions of Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined by resolution of the majority of the entire Board of Directors as provided in the Corporation's Bylaws, as may be amended from time to time, provided, however, that the number of directors shall not be less than three nor greater than twenty-one. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

         A. Classification and Term. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually, as set forth in the Bylaws of the Corporation. The terms of the initial directors shall expire as of the day of the annual meeting of stockholders in the calendar year specified provided their respective successor shall be duly elected and qualified in accordance with the provisions of these Articles of

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Incorporation and the Bylaws of the Corporation: Mrs. Blecker in 1998, Mr.
Geritz in 1999 and Mr. Blecker in 2000.

         B. Vacancies. Except as otherwise fixed pursuant to the provisions of
Article V hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors or otherwise, shall be filled by a majority vote of the Whole Board of Directors and a majority of the Continuing Directors then in office (as each term is defined by Article X) though less than a quorum of the Board of Directors, or by a sole remaining director, and any director so chosen shall be elected until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified. Whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of these Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of increase in the number of such directors shall be filled by the affirmative vote of a majority vote of the Whole Board of Directors and a majority of the Continuing Directors then in office, though less than a quorum of the Board of Directors, or by a sole remaining director, and any director so chosen shall be elected until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

         C. Removal. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by an affirmative vote of not less than two-thirds of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose. Whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors by the provisions of these Articles of Incorporation or any amendment or supplement thereto, only the holders of shares of that class or series of capital stock shall be entitled to vote for or against the removal of any director elected by the holders of the shares of that class or series. At least thirty (30) days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

         D. Nominations of Directors. Nominations of candidates for election as directors of the Corporation at any annual meeting of stockholders may be made
(a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set


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forth in this Article VII.D. shall be eligible for election as directors at an annual meeting of stockholders. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Article VII.D. shall be provided for use at the annual meeting of stockholders.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article VII.D. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than (i) with respect to an election to be held at any annual meeting of stockholders of the Corporation,
(a) for the first such annual meeting after the filing of these Articles of Incorporation, before the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, and (b) thereafter, sixty (60) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; and (ii) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of
Schedule 14A (or any successors of such items); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual or special meeting of stockholders shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article VII.D. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's


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notice does not satisfy the informational requirements of this Article VII.D. in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee thereof reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article VII.D. in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this
Article VII.D. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee thereof makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting of stockholders shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this
Article VII.D. If the presiding officer determines that a nomination was made in accordance with the terms of this Article VII.D., he shall so declare at the annual meeting of stockholders and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VII.D., he shall so declare at the annual meeting and the defective nomination shall be disregarded.

         Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Article VII.D. shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

         E. Discharge of Duties. In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation, its customers, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors.


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                                  ARTICLE VIII

           INDEMNIFICATION, ETC. OF OFFICERS, DIRECTORS, EMPLOYEES AND
                                     AGENTS

         A. Limitation of Liability. No director who has performed his or her duties in accordance with the standard set forth in Section 2-405.1 of the MGCL (or any successor provision thereto) shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be limited or eliminated to the extent that: (i) it is proved that the director actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the director is entered in a proceeding based on a finding in the proceeding that the director's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No amendment to or repeal of this Article VIII.A. shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or employee benefit plan, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by Section 2-418 of the MGCL or any successor provision thereto.

         C. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he has met the standard of conduct necessary for indemnification under relevant law and a written undertaking to repay such amount if it shall ultimately be determined that the person has not met that standard.


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         D. Other Rights and Remedies. The indemnification provided by this
Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, trust fund, letter of credit, surety bond, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action as adjudicated and (i) were committed in bad faith; or (ii) were the result of active and deliberate dishonesty; or (iii) the director actually received an improper personal benefit in money, property or services; or (iv) in the case of any criminal proceedings, the director had reasonable cause to believe that the act or omission was unlawful; provided, however, that a director who has been successful, on the merits or otherwise, in the defense of proceedings referred to under clauses (i) through (iv) above, may still be indemnified as to reasonable expenses actually incurred by such person in connection with the proceeding as approved by a disinterested majority of the Board of Directors.

         E. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or another enterprise or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the MGCL.

         F. Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article VIII shall be in the nature of a contract between the Corporation and each such director, officer, employee or agent and no amendment or repeal of any provision of this Article VIII shall alter, to the detriment of such director, officer, employee or agent, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

         G. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its


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commencement, by the affirmative vote of a disinterested majority of the directors then in office or unless intervention is required by law in order to protect the rights, claims or defenses of the director, officer, employee or agent with respect to matters for which the Corporation shall otherwise be required to provide indemnification hereunder.

                                   ARTICLE IX

               MEETINGS OF STOCKHOLDERS AND STOCKHOLDER PROPOSALS

         A. Special Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Whole Board of Directors and a majority of the Continuing Directors then in office, (ii) the Chairman of the Board, (iii) the President, or (iv) the holders of not less than a majority of all votes entitled to be cast on any issue proposed to be considered at such special meeting. A request for a special meeting of stockholders by stockholders of the Corporation shall state the purpose of the meeting and the matters proposed to be acted on. The Secretary of the Corporation shall inform the stockholders who make the request for the special meeting of the reasonably estimated cost of preparing and mailing a notice of the meeting and on payment of such costs to the Corporation, the Secretary shall notify each stockholder entitled to notice of the special meeting.

         B. Action Without a Meeting. Any action permitted to be taken by the stockholders at a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it, and both are filed with the Secretary of the Corporation as part of the corporate records.

         C. Stockholder Proposals. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of,
(a) the Board of Directors or (b) any stockholder of the Corporation who complies with all the requirements set forth in this Article IX.C.

         Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article IX.C. For stockholder proposals to be included in the Corporation's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to stockholder proposals to be considered at the annual meeting of stockholders but not

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included in the Corporation's proxy materials, the stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation
(a) for the first such annual meeting after the filing of these Articles of Incorporation, before the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, and (b) thereafter, not less than sixty (60) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

         The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Article IX.C. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article IX.C. in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee thereof determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article IX.C. in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Article IX.C. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee thereof makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article IX.C. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Article IX.C., he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in


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accordance with the terms of this Article IX.C., he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                                    ARTICLE X

             CERTAIN BUSINESS COMBINATIONS AND ACQUISITIONS OF STOCK

         A.       Definitions and Related Matters.

                  (a) Affiliate. An "Affiliate" of, or a Person "affiliated with," a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (b) Associate. The term "Associate" when used to indicate a relationship with any Person means:

                          (i) Any corporation, partnership, joint venture,
                     limited liability company, or other enterprise (other than the Corporation or a Subsidiary of the Corporation) of which such Person is a director, officer, member or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities or equity interest in such enterprise;

                          (ii) Any trust or other estate in which such Person
                     has a 10 percent or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;

                          (iii) Any relative or spouse of such Person, or any
                     relative of such spouse who has the same home as such Person; or

                          (iv) Any investment company registered under the
                     Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

                  (c) Beneficial Owner. A Person shall be considered the "Beneficial Owner" of any shares of stock or equity interest (whether or not owned of record) and shares of stock or equity interests will be considered to be "Beneficially Owned":


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                          (i) With respect to which such Person or any Affiliate
                     or Associate of such Person directly or indirectly has or shares (1) voting power, including the power to vote or to direct the voting of such shares of stock or equity interests and/or (2) investment power, including the power to dispose of or to direct the disposition of such shares of stock or equity interest;

                          (ii) Which such Person or any Affiliate or Associate
                     of such Person has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or
                     (2) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

                          (iii) Which are Beneficially Owned within the meaning
                     of (i) or (ii) of this Article X.A.(c) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.

           For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article X of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article X.A.(c).

                     (d)  Business Combination.  A "Business Combination" means:

                          (i) The sale, exchange, lease, transfer or other
                     disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);

                          (ii) The purchase, exchange, lease or other
                     acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of

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                     related transactions) of all or substantially all, or any
                     Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

                          (iii) Any merger or consolidation of the Corporation
                     or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

                          (iv) Any reclassification of securities,
                     recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff or splitup of the Corporation or any Subsidiary thereof; provided, however, that this
                     Article X.A.(d)(iv) shall not relate to any transaction of the types specified herein that have been approved by the affirmative vote of at least two-thirds of the Whole Board of Directors and a majority of the Continuing Directors; or

                          (v) The acquisition upon the issuance thereof of
                     Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing Voting Shares or voting securities of a Subsidiary.

           As used in this definition, a "series of related transactions" shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

           Anything in this definition to the contrary notwithstanding, this definition shall not be deemed to include any transaction of the type set forth in Article X.A.(d)(i) through X.A.(d)(iii) between or among any two or more Subsidiaries of the Corporation or the Corporation and one or more Subsidiaries of the Corporation if such transaction has been approved by the affirmative vote of at least two-thirds of the Whole Board of Directors and a majority of the Continuing Directors on or prior to the Date of Determination.

                     (e) Continuing Director. A "Continuing Director" shall mean:

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                          (i)   Each of the present directors of the Corporation
                     as set forth in Article VII, whether or not such person is a Related Person or an Affiliate or Associate of a Related Person, except that such designation shall in no way be deemed to affect or change or diminish the fiduciary duties of such person to the Corporation;

                          (ii) An individual who is unaffiliated with a Related Person and who was a member of the Board of Directors prior to the time that a Related Person acquired 10% or more of the Voting Shares; or,

                          (iii) An individual who is unaffiliated with a Related
                     Person and who is designated before his or her initial election as a Continuing Director by a majority of the then Continuing Directors.

                     (f) Date of Determination. The term "Date of Determination" means:

                          (i) The date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of stockholders to approve such transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination; or,

                          (ii) If such an agreement as referred to in Article X.A.(f)(i) above is amended so as to make it less favorable to the Corporation and its stockholders, the date on which such amendment is approved by the Board of Directors of the Corporation; or,

                          (iii) In cases where neither Article X.A.(f)(i) nor
                     (ii) shall be applicable, the record date for the determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.

           A majority of the Continuing Directors shall have the power and duty to determine the Date of Determination as to any transaction under this Article
X. Any such determination shall be conclusive and binding for all purposes of this Article X.

                     (g) Fair Market Value. The term "Fair Market Value" shall mean:

                          (i) In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or the American Stock Exchange, or, if such stock is not

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                     listed on such exchanges, on the principal United States
                     securities exchange registered under the Exchange Act on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing price with respect to a share of such stock during the 30-day period preceding the date in question on the National Market System of the National Association of Securities Dealers Automated Quotations ("NASDAQ") System, or, if not listed on the National Market System, the highest mean of the closing bid and asked quotations on the NASDAQ System during such 30-day period or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Continuing Directors in good faith; and

                          (ii) In the case of property other than cash or stock,
                     the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

                     (h) Independent Majority of Stockholders. The term "Independent Majority of Stockholders" shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by a Related Person, or any Affiliate or Associate of a Related Person.

                     (i) Offer. The term "Offer" shall mean every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value; provided that the term "Offer" shall not include: (a) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price, or (b) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

                     (j) Person. The term "Person" shall mean any person, partnership, corporation, joint venture, limited liability company, trust or group or other entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, joint venture, limited liability company, syndicate, association, group or other entity for the purpose of acquiring, holding or disposing of shares of stock, such partnership, joint venture, limited liability company, syndicate, association, group or other entity shall be deemed a "Person."

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                     (k)  Related Person.  The term "Related Person" shall mean any Person who or which is (a) the Beneficial Owner, as of the Date of Determination, or immediately prior to the consummation of a Business Combination, of 10% or more of the Voting Shares; or (b) an Affiliate of the Corporation and at any time within the two-year period immediately prior to the announcement of a Business Combination was the Beneficial Owner, directly or indirectly, of 10% or more of the then outstanding Voting Shares; or (c) an assignee of or has otherwise succeeded to any Voting Shares which were at any time within the two-year period immediately prior to the announcement of a Business Combination Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933. The term "Related Person" shall not include: (i) the Corporation; (ii) any Subsidiary of the Corporation; (iii) Herbert G. Blecker;
(iv) Eunice E. Blecker; (v) the ancestors, siblings or lineal descendants of Herbert G. Blecker; (vi) any Person who holds Voting Shares for the benefit of any of the above; (vii) any trust, the settlor of which is Herbert G. Blecker or Eunice E. Blecker; or (viii) the executor, administrator, guardian or personal representative of the estate of Herbert G. Blecker or Eunice E. Blecker ((i) through (viii), collectively or individually, the "Blecker Interest").

                     (l) Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation, of any Subsidiary or of any Related Person means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made, and assets having a value of more than 10% of any Subsidiary or of any Related Person.

                     (m) Subsidiary. The term "Subsidiary" shall mean any corporation or other entity of which the Person in question owns not less than 50 percent of any class of equity securities, directly or indirectly.

                     (n) Voting Shares. The term "Voting Shares" shall mean shares of the Corporation entitled to vote generally in the election of directors.

                     (o) Whole Board of Directors. The term "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies.

                     (p)  Certain Determinations with Respect to Article X.

                          (i) A majority of the Continuing Directors shall have
                     the power to determine for the purposes of this Article X, on the basis of information known to them: (1) the number of Voting Shares of which any Person is the Beneficial Owner, (2) whether a Person is an Affiliate or Associate of

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                     another, (3) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (4) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined, (5) whether two or more transactions constitute a "series of related transactions" as hereinabove defined,
                     (6) any matters referred to in Article X.A.(p)(ii) below, and (7) such other matters with respect to which a determination is required under this Article X.

                          (ii) A Related Person shall be deemed to have acquired
                     a share of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other Persons whose ownership is attributable to a Related Person under the foregoing definition of Beneficial Owner, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (1) the price paid upon acquisition thereof by the Affiliate, Associate or other Person or (2) the market price of the shares in question (as determined by a majority of the Continuing Directors) at the time when the Related Person became the Beneficial Owner thereof.

                     (q)  Fiduciary Obligations.  Nothing contained in this
Article X shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

           B.        Approval of Business Combination.

                     (a) Except as provided in Article X.B.(b), neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination without the prior affirmative vote at a meeting of the Corporation's stockholders of:

                          (i) The holders of not less than 80 percent of the outstanding Voting Shares, voting separately as a class, and

                          (ii) An Independent Majority of Stockholders.

           Such favorable votes shall be in addition to any stockholder vote which would be required without reference to this Article X.B.(a) and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or otherwise.

                     (b) The provisions of Article X.B.(a) shall not apply to a particular Business Combination, and such Business Combination shall require only such stockholder

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vote (if any) as would be required without reference to this Article
X.B., if all of the conditions set forth in subparagraphs (i) through (vii) below are satisfied:

                          (i) The ratio of (1) the aggregate amount of the cash and the Fair Market Value of the other consideration to be received per share of Common Stock (as defined in Article V) of the Corporation in such Business Combination by holders of Common Stock other than the Related Person involved in such Business Combination, to (2) the market price per share of the Common Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any Common Stock prior to such Business Combination, to (y) the market price per share of Common Stock immediately prior to the initial acquisition by such Related Person of any shares of Common Stock; and

                          (ii) The aggregate amount of the cash and the Fair Market Value of other consideration to be received per share of Common Stock in such Business Combination by holders of Common Stock, other than the Related Person involved in such Business Combination, is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Related Person in acquiring any of its holdings of Common Stock; and

                          (iii) If applicable, the ratio of (1) the aggregate
                     amount of the cash and the Fair Market Value of other consideration to be received per share of Preferred Stock (as defined in Article V) of the Corporation in such Business Combination by holders of Preferred Stock other than the Related Person involved in such Business Combination, to (2) the market price per share of the Preferred Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such Related Person has theretofore paid in acquiring any Preferred Stock prior to such Business Combination to (y) the market price per share of Preferred Stock immediately prior to the initial acquisition by such Related Person of any shares of Preferred Stock; and

                          (iv) If applicable, the aggregate amount of the cash and the Fair Market Value of other consideration to be received per share of Preferred Stock in such Business Combination by holders of Preferred Stock, other than the Related Person involved in such Business Combination, is not less than the highest per share price (including brokerage commissions, transfer taxes

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                     and soliciting dealers' fees) paid by such Related Person
                     in acquiring any of its holdings of Preferred Stock; and

                          (v) The consideration (if any) to be received in such
                     Business Combination by holders of stock other than the Related Person (whether Common Stock or Preferred Stock) involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring Common Stock already owned by it; and

                          (vi) After such Related Person became a Related Person
                     and prior to the consummation of such Business Combination:

                               (1) such Related Person shall vote his shares in
                          such a manner as to cause, to the extent necessary and within his power as a stockholder, (x) to maintain the size of the Board of Directors then in effect as of the Date of Determination and (y) the Board of Directors of the Corporation to include at all times representation by Continuing Directors proportionate to the ratio that the number of Voting Shares of the Corporation from time to time owned by stockholders who are not Related Persons bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors);

                               (2) such Related Person shall not have acquired
                          from the Corporation, directly or indirectly, any shares of the Corporation (except (x) upon conversion of convertible securities acquired by it prior to becoming a Related Person or (y) as a result of a pro rata stock dividend, stock split or division of shares or (z) in a transaction which satisfied all applicable requirements of this Article X);

                               (3) such Related Person shall not have acquired
                          any additional Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person becoming a Related Person;

                               (4) such Related Person shall not have (x)
                          received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any Subsidiary of the Corporation, or (y) made any major change in the Corporation's
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                          business or equity capital structure or entered into
                          any contract, arrangement or understanding with the Corporation except any such change, contract, arrangement or understanding as may have been approved by the favorable vote of not less than a majority of the Whole Board of Directors and a majority of the Continuing Directors of the Corporation; and

                               (5) except as approved by a majority of the Whole
                          Board of Directors and a majority of the Continuing Directors, there shall have been: (x) no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on any outstanding Preferred Stock; (y) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); and (z) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

                          (vii) A proxy statement complying with the
                      requirements under the Exchange Act shall have been mailed to all holders of Voting Shares for the purpose of soliciting stockholder approval of such Business Combination. Such proxy statement is not required to be filed with or approved by the Securities and Exchange Commission unless otherwise required by law. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of Voting Shares other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

                      (c) For purposes of Article X.B.(b)(i) through X.B.(b)(iv) hereof, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation)

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Page 25


Common Stock retained by the stockholders of the Corporation other than Related Persons who are parties to such Business Combination.

                      (d) The provisions of this Article X.B. shall not apply to (i) any Business Combination approved by two-thirds of the Whole Board of Directors of the Corporation at a time prior to the acquisition of 10 percent or more of the outstanding Voting Shares of the Corporation by the Related Person, or (ii) any Business Combination approved by two-thirds of the Whole Board of Directors and a majority of the Continuing Directors after such acquisition.

           C. Evaluation of Business Combinations, Etc. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating a Business Combination or a proposal by another Person or Persons to make a Business Combination or a tender or exchange offer, the Board of Directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its Subsidiaries and their respective employees, customers, creditors and other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the elements of the communities in which the Corporation and its Subsidiaries operate or are located; and (iii) the competence, experience and integrity of the acquiring Person or Persons and its or their management.

           D. Voting Rights of Certain Control Shares. The Corporation shall be governed by the MGCL, Corporations and Associations Volume, Title 3 "Corporations in General Extraordinary Actions," Subtitle 7 "Voting Rights of Certain Control Shares" and hereby adopts such language and provisions and incorporates the same herein by reference as though it were written out herein in full. The Corporation may redeem its shares as set forth in MGCL Section 3-707. If voting rights for "control shares" (as defined by MGCL Section 3-701(d)) are approved at a meeting held under MGCL Section 3-704 and the "acquiring person" (as defined by MGCL Section 3-701(b)) is entitled to exercise or direct the exercise of a majority or more of all voting power, all stockholders of the Corporation, other than the acquiring person, shall have the rights of objecting stockholders as set forth in MGCL Section 3-708.

           Anything in the preceding paragraph to the contrary notwithstanding, the restrictions set forth in Title 3, Subtitle 7, Section 3-701, et seq. of the MGCL as adopted hereinabove shall not apply, pursuant to MGCL Section 3-702(b), to the voting rights of shares of stock
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Page 26


acquired in a "control share acquisition" (as defined by MGCL Section 3-701(e)), or otherwise, by the Blecker Interest.

           E. Amendments, Etc. of this Article X. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), this Article X shall not be amended, altered, changed, or repealed without the affirmative vote of (i) the holders of 80% or more of the outstanding Voting Shares, voting separately as a class, and (ii) an Independent Majority of Stockholders; provided, however, that this Article X.E. shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to stockholders by the favorable vote of not less than two-thirds of the Whole Board of Directors, including a majority of the Continuing Directors, and any such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the MGCL, these Articles of Incorporation and the Bylaws of the Corporation.

           F. Election Under Section 3-603 of the MGCL. The Corporation has expressly elected, under Section 3-603(e)(iii) of the MGCL, not to be governed by the provisions of Title 3, Subtitle 6, Section 3-601, et seq. of the MGCL.

                                   ARTICLE XI

                AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

           A. Articles of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted and declared advisable by the affirmative vote of a majority of the directors then in office, and thereafter is approved, at an annual or special meeting, by the holders of two-thirds of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in

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which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least two-thirds of the total outstanding shares entitled to vote thereon, provided that, notwithstanding anything contained in these Articles of Incorporation to the contrary, (i) the affirmative vote of the holders of at least 75 percent of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of 75 percent of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least 75 percent of the total outstanding shares entitled to vote thereon, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles VI (relating to preemptive rights), VII (relating to the Board of Directors), VIII (relating to indemnification), IX (relating to meetings of stockholders), and this Article XI, and (ii) Article X shall be amended in the manner specified in Article X.E.

           B. Bylaws. The Board of Directors may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors.

           IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 2nd day of December, 1997.

WITNESSED:                                  BY: /s/ Herbert G. Blecker
           -----------------------              --------------------------------
                                                  Herbert G. Blecker
                                                  Incorporator